CONTROL AND COLLATERAL AGENCY AGREEMENT

CONTROL AND COLLATERAL AGENCY AGREEMENT (this “Agreement”), dated as of August 20, 2010, among INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND (together with its permitted successors and assigns, the “Borrower”), CITIBANK, N.A., as program agent on behalf of the Secured Parties (as defined below) (in such capacity, together with its successors and assigns, the “Program Agent”) and STATE STREET BANK AND TRUST COMPANY (in each of its capacities hereunder, “State Street”).

RECITALS

WHEREAS, State Street and the Borrower have entered into that certain Amended and Restated Master Custodian Contract dated as of June 1, 2010 (as from time to time amended, the “Custodial Agreement”), pursuant to which the Borrower has appointed State Street to act as its custodian (in such capacity, together with its permitted successors and assigns, the “Custodian”) for its securities and other assets;

WHEREAS, pursuant to that certain Revolving Credit and Security Agreement dated as of the date hereof (as from time to time amended, the “Credit Agreement”) among the Borrower, the Program Agent, CIESCO, LLC (together with its respective successors and assigns, the “Lenders”), Citibank, N.A., and the other banks and financial institutions from time to time parties to the Credit Agreement as secondary lenders (in such capacities, together with their respective successors and assigns, the “Secondary Lenders”), State Street Bank and Trust Company and the other banks and financial institutions from time to time parties to the Credit Agreement as direct lenders (in such capacities, together with their respective successors and assigns, the “Direct Lenders”), the Lenders, the Secondary Lenders and the Direct Lenders have, subject to the terms and conditions thereof, agreed to make certain advances to the Borrower and the Borrower has granted a security interest in the Pledged Collateral in favor of the Program Agent for the benefit of the Program Agent, the Lenders, the Secondary Lenders and the Direct Lenders (collectively, the “Secured Parties”);

WHEREAS, pursuant to the Credit Agreement, the Borrower has agreed to (i) maintain the Pledged Collateral in the Collateral Accounts (as defined below), and (ii) with respect to Pledged Collateral which constitutes Loan Collateral (as defined below), appoint State Street to act as collateral agent and bailee for the benefit of the Program Agent and the other Secured Parties; and

WHEREAS, the Borrower desires to provide the Program Agent with control of a security entitlement (as defined in Section 8-102(a)(17) of the UCC (as defined below)) in respect of the Pledged Collateral held in the Collateral Accounts and to perfect the Program Agent’s security interest in the Pledged Collateral;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Defined Terms. As used in this Agreement, the following terms shall have the meanings indicated:

“Assets” means a collective reference to all items which would be classified as an “asset” on the balance sheet of the Borrower in accordance with GAAP.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York, Chicago, Illinois and Boston, Massachusetts, and the New York Stock Exchange is not authorized or required to close.

“Custodian’s Overdraft Advances” means any advance of cash, assets or securities by the Custodian to or for the benefit of the Borrower pursuant to or in connection with the Custodial Agreement.

“GAAP” means generally accepted accounting principles in the United States, in effect from time to time.

“Loan Asset” means a direct or participation or subparticipation interest in or assignment or novation of a loan or other extension of credit.

“Loan Documents” means with respect to any Loan Asset, each loan agreement, promissory note, participation certificate, collateral security agreement, guarantee and any other agreement or document evidencing, securing, governing or executed in connection with such Loan Asset, including without limitation, the agreements and instruments in respect of which the Borrower acquired such Loan Asset.

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Notice of Exclusive Control” shall have the meaning assigned to such term in Section 3(f) hereof.

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Pledged Collateral” means all of the Assets of the Borrower subject to a security interest in favor of the Program Agent pursuant to the terms of the Credit Agreement.

“Proceeds” shall have, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

“S&P” means Standard & Poor’s Ratings Group, together with its successors.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Specified Loan Documents” means in respect of any Loan Asset, the Loan Documents relating to such Loan Asset which constitute “instruments” (as such term is defined in the UCC), including, without limitation, all loan notes and participation certificates evidencing such Loan Asset.

2. Appointment. In addition to and in furtherance of State Street’s duties as Custodian, each of the Borrower and the Program Agent hereby appoints State Street as collateral agent for the Program Agent on behalf of the Secured Parties pursuant to Section 4 hereof (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”) and State Street hereby accepts such appointment. In addition, State Street agrees to act as securities intermediary and as bank pursuant to Section 3 hereof (in such capacities, together with its permitted successors and assigns, the “Securities Intermediary”).

3. Services and Duties of the Securities Intermediary.

(a) Establishment of Collateral Accounts. The Securities Intermediary has established and will maintain segregated accounts, each entitled “Citibank as Secured Party-Invesco Van Kampen Dynamic Credit Opportunities Fund”, Account Number 00298950, ABA Number 011-000-028 (the “Deposit Account”) and Account Number JL2X (the “Securities Account” and together with the Deposit Account, collectively, the “Collateral Accounts”). Each party hereto agrees that (i) the Securities Account constitutes a “securities account” within the meaning of Article 8 of the Uniform Commercial Code in effect from time to time in the State of New York (the “UCC”), (ii) the Deposit Account constitutes a “deposit account” within the meaning of Article 9 of the UCC, and (iii) all property now or hereafter held, credited or carried by, in or to the credit of the Securities Account (other than cash and Loan Assets) shall be treated as “financial assets” within the meaning of Section 8-102(a)(9) of the UCC. Each Collateral Account shall be maintained separately and apart from any other account or sub-account of the Borrower. For the avoidance of doubt, the Program Agent hereby acknowledges that assets issued outside the United States (“Foreign Security System Assets”) and held in the Securities Account (including those assets held in Euroclear or Clearstream (each a “Foreign Holding Company”)), which are held by the Securities Intermediary, a sub-custodian within the Securities Intermediary’s network of sub-custodians (each a “Sub-Custodian”) or a depository or book-entry system for the central handling of securities and other financial assets in which the Securities Intermediary or the Sub-Custodian are participants (each, a “Securities System”) may not permit the Borrower to have a security entitlement under the UCC with respect to such Foreign Security System Assets. The Securities Intermediary shall not change the name or the account number of either Collateral Account without the prior written consent of the Program Agent.

(b) Credit to Securities Account and Deposit Account. The Borrower agrees that none of the financial assets credited to the Securities Account shall be registered in the name of the Borrower, payable to the order of the Borrower or specially indorsed to the Borrower except to the extent such financial assets have been specially indorsed to the Securities Intermediary or in blank. The Borrower agrees that it shall cause all of its Assets (other than cash) to be held, credited or carried by, in or to the credit of the Securities Account. The Borrower agrees that it shall cause all of its cash to be deposited in the Deposit Account.

(c) Notice of Registration or Endorsement. The Securities Intermediary agrees that it shall promptly notify the Program Agent and the Borrower in writing after becoming aware (using reasonable care) that any financial asset which constitutes Pledged Collateral is registered or endorsed in contravention of Section 3(b); provided, however, that the Securities Intermediary shall have no liability hereunder for the failure to deliver such notice except to the extent such failure results from its gross negligence, lack of good faith or willful misconduct.

(d) Acknowledgement of Security Interest. The Securities Intermediary hereby acknowledges the Program Agent’s security interest in the Collateral Accounts for the benefit of the Secured Parties, all cash deposited or held in or to the credit of the Collateral Accounts, all investment property (as defined in Section 9-102(a) of the UCC) from time to time credited to the Collateral Accounts and all Proceeds of such assets and property including, without limitation, all interest, dividends, stock dividends, stock splits and other money or property of any kind received, receivable, distributed or distributable in respect of such assets or property (collectively, the “Control Assets”). From time to time prior to the Securities Intermediary’s receipt of a Notice of Exclusive Control and after all previous Notices of Exclusive Control have been revoked in writing by the Program Agent, the Borrower shall designate in writing to the Securities Intermediary the Assets to be credited to the Collateral Accounts and the Securities Intermediary shall credit such Assets to the Collateral Accounts.

(e) Entitlement Orders. The Securities Intermediary irrevocably agrees that it shall promptly and fully (and in any event no later than the Business Day immediately succeeding the day on which any entitlement order or instructions originated by the Program Agent is received by the Securities Intermediary) comply with “entitlement orders” (as that term is defined in Section 8-102(a)(8) of the UCC) or instructions directing disposition of funds in the Collateral Accounts originated by the Program Agent and concerning any Control Assets, including without limitation any cash in the Collateral Accounts without the further consent of the Borrower, including without limitation any entitlement order or instruction originated by the Program Agent instructing the Securities Intermediary to deliver any or all of the Control Assets to the Program Agent or its designees. Except as provided in Section 3(f), below, the Securities Intermediary also will comply with entitlement orders or other instructions concerning the Collateral Accounts or any Control Assets that are originated by one or more Persons authorized to give instructions on behalf of the Borrower under the Custodial Agreement (the “Borrower’s Authorized Representatives”). Notwithstanding anything to the contrary contained herein, if at any time the Securities Intermediary shall receive conflicting orders or instructions from the Program Agent and the Borrower, the Securities Intermediary shall follow the orders or instructions of the Program Agent and not the Borrower. The Program Agent hereby covenants and agrees with the Borrower that the Program Agent will originate entitlement orders or instructions to, or send or deliver a Notice of Exclusive Control to, the Securities Intermediary concerning the Control Assets if and only if an “Event of Default” (as defined in the Credit Agreement) has occurred and is continuing. The foregoing covenant of the Program Agent is for the benefit of the Borrower and shall not constitute a limitation on the obligation of the Securities

Intermediary to act upon and comply with any entitlement orders or instructions concerning the Control Assets that are originated by the Program Agent at any time.

(f) Notice of Exclusive Control. The Securities Intermediary agrees that following its receipt from the Program Agent of a notice substantially in the form of Annex A hereto in accordance with Section 3(e) hereof (the “Notice of Exclusive Control”), the Securities Intermediary shall not, unless such Notice of Exclusive Control has been revoked in writing by the Program Agent, (i) sell, dispose of or encumber any Control Assets or release any Control Assets except pursuant to an entitlement order or instruction from the Program Agent, or (ii) follow any entitlement order or other instruction of the Borrower in respect of any Control Assets; provided, that in respect of any transaction involving any Control Asset which is in the process of being executed at the time of the Securities Intermediary’s receipt of a Notice of Exclusive Control in accordance with Section 3(e) hereof, the Securities Intermediary agrees to comply with this Section 3(f) within a reasonable amount of time. The Program Agent agrees on the date hereof and from time to time hereafter to provide the Securities Intermediary with a certificate in the form of Annex B hereto which sets forth the names and signatures of its representatives who are authorized to give the Securities Intermediary instructions, entitlement orders and instructions concerning the Collateral Accounts and the Pledged Collateral (the “Program Agent Authorized Representatives”). Until the Securities Intermediary has received a subsequent authorized representative certificate in the form of Annex B attached hereto from the Program Agent, the Securities Intermediary shall be entitled to conclusively rely on the last authorized representative certificate delivered to it by the Program Agent hereunder for the purpose of determining the authorized representatives of the Program Agent.

(i) Until the Securities Intermediary shall have received a Notice of Exclusive Control or if all previous Notices of Exclusive Control have been revoked in writing by the Program Agent, the Securities Intermediary shall hold and administer the Control Assets as if no Notice of Exclusive Control has been received. The Program Agent agrees that if it has delivered a Notice of Exclusive Control to the Securities Intermediary and thereafter the Borrower has established to the reasonable satisfaction of the Program Agent that no Event of Default shall be continuing, it shall deliver to the Securities Intermediary a notice revoking such Notice of Exclusive Control; provided, that nothing herein (other than the penultimate sentence of Section 3(e)) shall be deemed to limit the ability of the Program Agent to deliver any subsequent Notice of Exclusive Control.

(ii) The Securities Intermediary shall have no responsibility or liability to the Program Agent for settling trades of financial assets carried in the Collateral Accounts at the direction of and in accordance with the Proper Instructions (as defined in the Custodial Agreement) given in accordance with the Custodial Agreement, or for complying with entitlement orders concerning any Control Assets, which is received by the Securities Intermediary prior to receipt of a Notice of Exclusive Control. The Securities Intermediary shall have no responsibility or liability to the Borrower for complying with a Notice of Exclusive Control or complying with entitlement orders concerning any Control Assets originated by a Program Agent Authorized Representative at any time. The Securities Intermediary shall have no duty to investigate or make any determination as to whether an Event of Default exists under the Credit Agreement, and the Securities Intermediary shall comply with a Notice of Exclusive Control notwithstanding that it may believe or the Borrower may allege that no such Event of Default exists.

(g) Confirmation of Pledged Collateral The Borrower shall deliver to the Program Agent on or before the tenth (10th) Business Day of each calendar month (or during the continuance of a “Default” or “Event of Default” (under and as defined in the Credit Agreement) more frequently as the Program Agent shall reasonably request), a report in reasonable detail on the Pledged Collateral held in the Collateral Accounts, including without limitation, in respect of the Pledged Collateral maintained in securities accounts with foreign sub-custodians, the identity, location and the specific Pledged Collateral maintained by each such foreign sub-custodian and all Loan Collateral (as defined below) held by State Street as Collateral Agent pursuant to Section 4. The Securities Intermediary shall provide the Borrower (and at the Program Agent’s request, the Program Agent) with all information and data as shall be necessary for the Borrower’s preparation of such report as and when required by this Section 3(g).

4. Services and Duties of the Collateral Agent.

(a) The Collateral Agent agrees to hold all Pledged Collateral which constitutes (i) cash held in the Collateral Accounts and (ii) Loan Assets and all Proceeds of such Loan Assets, including, without limitation, all interest and other money or property of any kind distributed in respect of such Loan Assets and all Loan Documents evidencing, governing or representing the Borrower’s ownership in or the Borrower’s interest in such Loan Asset, which are delivered to State Street as Custodian by the Borrower or by a third party at the direction of the Borrower, including without limitation all loan notes, certificates and other “instruments” within the meaning of the UCC (the “Loan Collateral”), as collateral agent of the Program Agent on behalf of the Secured Parties, and acknowledges that it holds and will hold possession of such collateral for the benefit of the Program Agent and the other Secured Parties. The Collateral Agent shall maintain continuous possession in the Commonwealth of Massachusetts of all Loan Documents delivered to State Street as Custodian relating to the Loan Collateral as collateral agent of the Program Agent on behalf of the Secured Parties. The parties hereto acknowledge that purchases and sales of Loan Collateral are not made against delivery of such Loan Collateral, and the Collateral Agent shall have no liability for payment made for any Loan Collateral without delivery and shall have no liability in respect of its duties and obligations under this Agreement until the Collateral Agent receives such Loan Collateral.

(b) The Collateral Agent shall after its receipt of a Notice of Exclusive Control unless such Notice of Exclusive Control has been revoked in writing by the Program Agent remit all amounts received by it in respect of the Loan Collateral and all Proceeds thereof to the Collateral Accounts.

(c) Until the Collateral Agent receives a Notice of Exclusive Control or if all previous Notices of Exclusive Control have been revoked in writing by the Program Agent, the Collateral Agent shall comply with the instructions of a Borrower’s Authorized Representative in respect of the cash maintained in the Collateral Accounts and the Loan Collateral. The Collateral Agent agrees that following its receipt from the Program Agent of a Notice of Exclusive Control the Collateral Agent shall not, unless such Notice of Exclusive Control has been revoked in writing by the Program Agent, (i) sell, dispose of or encumber such cash maintained in the Collateral Accounts or any Loan Collateral except pursuant to the instructions of the Program Agent (other than in connection with the exercise by State Street of its rights as a secured party), or (ii) follow any instruction of the Borrower in respect of any such cash maintained in the Collateral Accounts or any Loan Collateral; provided, that, in respect of any transaction involving the Loan Collateral which is in the process of being executed at the time of the Collateral Agent’s receipt of a Notice of Exclusive Control in accordance with Section 3(e) hereof, the Collateral Agent agrees to comply with this Section 4(c) within a reasonable amount of time.

(d) The Program Agent and the Borrower acknowledge that Loan Assets are held by State Street under the following terms and conditions:

(i) Instruments, certificates, agreements and/or other Loan Documents which State Street may receive in respect of Loan Assets, if any (collectively “Financing Documents”), from time to time, shall be held by State Street at its offices in Boston, Massachusetts.

(ii) State Street shall accept such Financing Documents, if any, in respect of Loan Assets as may be delivered to it from time to time by the Borrower. State Street shall be under no obligation to examine the contents or determine the sufficiency of any such Financing Documents or to provide any certification with respect thereto, whether received by State Street as original documents, photocopies, by facsimile or otherwise. Without limiting the foregoing, State Street is under no duty to examine any such Financing Documents to determine whether necessary steps have been taken or requirements met in respect of the assignment or transfer of the related Loan Asset or applicable interest or participation therein. State Street shall be entitled to assume the genuineness, sufficiency and completeness of any Financing Documents received, and the genuineness and due authority of any signature appearing thereon.

(iii) Notwithstanding any term of this Agreement to the contrary, with respect to any Loan Assets, (a) State Street shall be under no obligation to determine, and shall have no liability for, the sufficiency of, or to require delivery of, any instrument, document or agreement constituting, evidencing or representing such Loan Asset, other than to receive such Financing Documents, if any, as may be delivered or caused to be delivered to it by the Borrower (or the Borrower’s investment adviser (the “Adviser”)), (b) without limiting the generality of the foregoing, delivery of any such Loan Asset may be made to State Street by, and may be represented solely by, delivery to State Street of a facsimile or photocopy of an assignment agreement (an “Assignment Agreement”) or a confirmation or certification from the Borrower (or the Adviser) to the effect that it has acquired such Loan Asset and/or has received or will receive, and will deliver to State Street, appropriate Financing Documents constituting, evidencing or representing such Loan Asset (such confirmation or certification, together with any Assignment Agreement, collectively, an “Assignment Agreement or Confirmation”), in any case without delivery of any promissory note, participation certificate or similar instrument (collectively, an “Instrument”), (c) if an original Instrument shall be or shall become available with respect to any such Loan Asset, it shall be the sole responsibility of the Borrower (or the Adviser acting on its behalf) to make or cause delivery thereof to State Street, and State Street shall be under no obligation at any time or times to determine whether any such original Instrument has been issued or made available with respect to such Loan Asset, and shall not be under any obligation to compel compliance by the Borrower to make or cause delivery of such Instrument to State Street, and (d) any reference to Financing Documents appearing herein shall be deemed to include, without limitation, any such Instrument and/or Assignment Agreement or Confirmation.

(iv) State Street shall have no responsibilities or duties whatsoever with respect to Loan Assets or the Financing Documents, except for such responsibilities as are expressly set forth herein or in the Custodial Agreement. Without limiting the generality of the foregoing, State Street shall have no obligation to preserve any rights against prior parties or to exercise any right or perform any obligation in connection with the Loan Assets or any Financing Documents (including, without limitation, no obligation to take any action in respect of or upon receipt of any consent solicitation, notice of default or similar notice received from any bank agent or obligor, except that State Street shall undertake reasonable efforts to forward any such notice to the Borrower or the Adviser). In case any question arises as to its duties hereunder, State Street may request instructions from the Borrower and shall be entitled at all times to refrain from taking any action unless it has received Proper Instructions (as defined in the Custodial Agreement) from the Borrower or the Adviser (or, after State Street’s receipt of a Notice of Exclusive Control unless such Notice of Exclusive Control has been revoked in writing by the Program Agent, instructions from the Program Agent) and State Street shall in all events have no liability, risk or cost for any action taken, with respect to a Loan Asset, pursuant to and in compliance with the Proper Instructions of such parties.

(v) Prior to its receipt of a Notice of Exclusive Control, State Street shall promptly, upon the Borrower’s request, release to the Borrower, the Adviser or to any party as the Borrower or the Adviser may specify, any Financing Documents being held on behalf of the Borrower. Without limiting the foregoing, State Street shall not be deemed to have or be charged with knowledge of the sale of any Loan Asset, unless and except to the extent it shall have received written notice and instruction from the Borrower (or the Adviser on its behalf) with respect thereto, and except to the extent it shall have received the sale proceeds thereof.

(vi) In no event shall State Street be under any obligation or liability to make any advance of its own funds in respect of any Loan Asset.

With respect to each Loan Asset held by State Street in accordance with the provisions hereof, the Borrower shall (a) cause the Specified Loan Documents evidencing such Loan Asset to be delivered to State Street; and (b) cause State Street to be named as its nominee for payment purposes under the Loan Documents relating to each such Loan Asset or otherwise provide for the direct payment of such loan payments to State Street. State Street shall be entitled to rely upon the Loan Asset information provided to it by the Borrower (or the Adviser on its behalf) without any obligation on the part of State Street independently to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness thereof; and State Street shall have no liability for any delay or failure on the part of the Borrower in providing necessary Loan Asset information to State Street, or for any inaccuracy therein or incompleteness thereof. With respect to each such Loan Asset, State Street shall be entitled to rely on any information and notices it may receive from time to time from the related bank agent, obligor or similar party with respect to the related Loan Asset, and shall be entitled to update its records on the basis of such information or notices received, without any obligation on its part independently to verify, investigate or recalculate such information.

5. Standard of Care. In connection with State Street’s performance of its obligations hereunder, the parties hereto agree as follows:

(a) State Street shall exercise the same degree of care and diligence in performing all of its obligations hereunder as is required under the Custodial Agreement; provided, however, that State Street shall not be responsible for the creation, validity, perfection, priority or enforceability of any security interest in favor of the Program Agent on behalf of the Secured Parties of any Pledged Collateral, unless the failure thereof is the result of (i) the breach by State Street of any express representation, warranty, covenant or agreement set forth in this Agreement, or (ii) the gross negligence, lack of good faith or willful misconduct of State Street.

(b) State Street shall have no responsibilities, obligations or duties other than those expressly set forth in this Agreement and the Custodial Agreement, and no implied duties, responsibilities or obligations shall be read into this Agreement against State Street; without limiting the generality of the foregoing, State Street shall have no duty to preserve, exercise or enforce rights in the financial assets (against prior parties or otherwise).

(c) As between the Borrower and State Street, except as expressly stated herein, the rights and liabilities of each to the other shall be governed by the provisions of the Custodial Agreement. Proper Instructions (as defined in the Custodial Agreement) given in accordance with the terms of the Custodial Agreement to State Street hereunder shall also constitute Proper Instructions (as defined in the Custodial Agreement) under the Custodial Agreement.

(d) As between State Street and the Program Agent, notwithstanding any provision contained herein or in any other document or instrument to the contrary, State Street shall not be liable for any action taken or omitted to be taken at the instruction of the Program Agent, or any action taken or omitted to be taken under or in connection with this Agreement, except for State Street’s own gross negligence, lack of good faith or willful misconduct.

(e) In no event shall State Street be liable for indirect, special, punitive or consequential damages even if advised of the possibility of such damages. Without limiting the generality of the foregoing, and notwithstanding any provision to the contrary contained herein, State Street:

(i) may in any instance where State Street reasonably determines that it lacks authority to take or refrain from taking certain action, or as to the requirements of this Agreement under any circumstance before it, delay or refrain from taking action unless and until it has received appropriate instructions hereunder; provided, however, that under no circumstances shall this clause (i) be construed as requiring the Securities Intermediary to obtain the consent of the Borrower in order to comply with any entitlement order or instruction originated by the Program Agent in accordance with Section 3(e) hereof;

(ii) may consult with legal counsel, independent public accountants, or other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such experts;

(iii) except as expressly set forth in Section 3(c), will have no duty to ascertain or inquire as to the performance or observance by the Borrower of any of the terms, conditions or covenants of this Agreement or to inspect the property, books or records of the Borrower;

(iv) except for the representations of State Street set forth in Section 9, will not be responsible for the due execution, legality, validity, enforceability, genuineness, effectiveness or sufficiency of this Agreement;

(v) will not incur any liability by acting or not acting in reliance upon any notice, consent, certificate, statement or other instrument or writing reasonably believed by it to be genuine and to be signed or sent by the proper party or parties;

(vi) will not incur liability for any notice, consent, certificate, statement, wire instruction, telecopy, or other writing which is delayed, canceled or changed without the actual knowledge of State Street;

(vii) shall not be deemed to have or be charged with notice or knowledge of any fact or matter unless a written notice thereof has been received by State Street at the address designated in (or as subsequently designated pursuant to) this Agreement;

(viii) shall not be required by any provision of this Agreement to expend or risk State Street’s own funds, or to take any action (including but not limited to the institution or defense of legal proceedings) which in its reasonable judgment could cause it to incur or suffer any significant expense or liability (including but not limited to reasonable attorneys’ fees and disbursements), unless and until security or indemnity in form and amount reasonably satisfactory to State Street shall have been provided therefor;

(ix) shall not incur any liability for acts or omissions of any domestic or foreign depository or book-entry system for the central handling of financial assets; and

(x) except as expressly set forth herein, shall not be responsible for the title, validity or genuineness of any financial asset carried in the Securities Account.

6. Indemnity. In addition to the indemnity of State Street under the Custodial Agreement, the Borrower agrees to indemnify and hold State Street harmless against any losses, liabilities and damages (excluding any income taxes) incurred by State Street as a consequence of any action taken or omitted to be taken by it in the performance of its obligations hereunder, with the exception of any losses, liabilities and damages arising from or in connection with any breach by State Street of the standard of care set forth in Section 5.

7. Compliance with Legal Process and Judicial Orders. State Street shall have no responsibility or liability to the Borrower or to the Program Agent or to any other person or entity for acting in accordance with any judicial or arbitral process, order, writ, judgment or decree relating to the financial assets subject to this Agreement notwithstanding that such order or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect.

8. Force Majeure. As between the Borrower and State Street, the force majeure provisions of the Custodial Agreement shall govern this Agreement. As between the Program Agent and State Street, State Street shall in no event be liable for any delay or failure to perform its obligations hereunder resulting from causes beyond its control, including, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

9. Representations and Warranties; Covenants.

(a) Each of the parties to this Agreement represents and warrants to the other parties to this Agreement as follows:

(i) it is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it under this Agreement; and

(ii) this Agreement has been duly authorized, executed and delivered by it, and constitutes its valid, legal and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights in general or by general principles of equity whether considered in a proceeding at law or equity.

(b) State Street represents, warrants, covenants, agrees and confirms that as of the date hereof, and at all times until the termination of the Collateral Accounts with the consent of the Program Agent:

(i) it shall be a “securities intermediary” (as defined in UCC Section 8-102(a)(14)) of the Borrower and shall be acting in that capacity with respect to the Securities Account;

(ii) with respect to the Collateral Accounts, State Street’s “jurisdiction” for purposes of the enforcement and interpretation of the rights and responsibilities created hereunder and under the UCC is the State of New York;

(iii) State Street shall be a “Securities Intermediary” and a “Participant” within the meaning of the United States Regulations. “United States Regulations” means 31 C.F.R. Part 357; 12 C.F.R. Part 615, Subparts O, R and S; 12 C.F.R. Part 912; 12 C.F.R. Part 1511; 24 C.F.R. Part 81; 31 C.F.R. Part 354; and 18 C.F.R. Part 1314;

(iv) there are no other agreements entered into between State Street and the Borrower with respect to the Collateral Accounts except for this Agreement, the Custodial Agreement and the related fee agreement;

(v) State Street has not entered into, and until the termination of this Agreement will not enter into, any agreement (other than the Custodial Agreement) with any other person or entity relating to the Collateral Accounts and/or any Control Assets under which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) or instructions of such other person or entity; and

(vi) State Street has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Borrower, the Program Agent or any other person or entity purporting to limit or condition the obligation of State Street to comply with entitlement orders or instructions as set forth in this Agreement.

(c) Except for the claims and interest of the Borrower and Secured Parties in the Collateral Accounts, State Street does not have actual knowledge of any claim to, or interest in, the Collateral Accounts or in any of the Pledged Collateral other than as referenced in Section 10 below. If any person or entity asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Accounts or any of the Pledged Collateral, State Street will promptly notify the Program Agent and the Borrower thereof.

(d) State Street agrees that it shall promptly upon the request of the Program Agent or the Borrower make available to the Program Agent and the Borrower copies of its books, records and accounts to the extent relating to the Pledged Collateral and shall permit the officers, partners, employees and accountants of State Street to discuss the foregoing with the Program Agent, the Borrower and their respective designees.

(e) Upon the reasonable request of the Program Agent or the Borrower, State Street will use its commercially reasonable efforts to make available to the Program Agent, the Borrower or their respective designees copies of the books and records of any foreign banking institution employed as a foreign sub-custodian under the Custodial Agreement to the extent such books and records relate to the Pledged Collateral.

(f) Each of the representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement.

10. Subordination of Lien. In the event that State Street (as Securities Intermediary, Custodian, Collateral Agent or otherwise) has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Collateral Accounts or the Pledged Collateral, State Street (as Securities Intermediary, Custodian, Collateral Agent or otherwise) hereby agrees that such security interest to the extent that it secures amounts owing to it other than in respect of any Custodian’s Overdraft Advances is subordinate to the security interest of the Program Agent on behalf of the Secured Parties. The Pledged Collateral will not be subject to deduction, set-off, recoupment, banker’s lien, or any other right in favor of any person or entity other than the Borrower and the Secured Parties, except (x) in respect of the subordinated security interest of State Street referred to above, with the prior written consent of the Program Agent, and (y) in respect of the lien securing the Custodian’s Overdraft Advances. In addition, State Street expressly agrees that it shall not utilize any Pledged Collateral or dispose of any Pledged Collateral to satisfy any obligation of the Borrower to State Street (as Securities Intermediary, Custodian, Collateral Agent or otherwise) under this Agreement, the Custodial Agreement or any other agreement or document (i) except as expressly permitted by, and subject to the conditions set forth in, clauses (x) and (y) above, and (ii) without giving the Borrower and the Program Agent at least five (5) Business Days prior written notice thereof.

11. Conflict with Other Agreements. With respect to the rights and remedies of the Program Agent under this Agreement and the obligations of State Street and the Borrower under this Agreement in favor of or for the benefit of the Program Agent hereunder, in the event of a conflict between this Agreement and the Custodial Agreement or any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. Except as otherwise expressly provided herein (including without limitation, the immediately preceding sentence) as between the Borrower and State Street, nothing in this Agreement shall be construed to modify or supersede any provision of the Custodial Agreement.

12. Further Agreements.

(a) After the Program Agent has delivered a Notice of Exclusive Control to State Street, unless such Notice of Exclusive Control is revoked in writing by the Program Agent, the Borrower agrees that it shall not give any instruction to State Street in respect of the Pledged Collateral without the prior written consent of the Program Agent.

(b) The Program Agent agrees that it shall, promptly after becoming aware of State Street’s failure to perform or observe any term, covenant or agreement on its part to be performed or observed hereunder, deliver to the Borrower and State Street notice thereof setting forth in reasonable detail the circumstances of such failure.

13. Expenses. All reasonable expenses (including reasonable attorneys’ fees and expenses) incurred by State Street in connection with the preparation, execution and delivery of this Agreement shall be paid by the Borrower.

14. Notices; Communications. Unless otherwise provided herein, all notices or other communications called for by this Agreement shall be given in writing, or by facsimile transmission. Until notice is given to the contrary in accordance with this Section 14, all notices or other communications to the respective parties shall be directed to:

If to State Street:

State Street Bank and Trust Company

1200 Crown Colony Drive

Crown Colony Office Park

Quincy, MA 02169

Attention: Matthew Malkasian

Telephone: (617) 537-4685

Facsimile: (617) 451-4786

If to the Borrower:

Invesco Van Kampen Dynamic Credit Opportunities Fund

1 Parkview Plaza

P.O. Box 5555

Oakbrook Terrace, Illinois 60181-5555

Attention: Mina Rontisi

Telephone No.: (630) 684-6002

Facsimile No.: (630) 684-6587

If to the Program Agent:

Citibank, N.A.

388 Greenwich Street, 19th Floor

New York, New York 10013

Attention: Portfolio Management

Telephone No.: (212) 816-0002

Facsimile No.: (212) 816-0270

15. Assignment. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, that neither the Borrower nor State Street may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other parties hereto and without prior written notice to each of Moody’s and S&P. The Program Agent may assign all or any portion of its rights and obligations under this Agreement to an assignee permitted under the Credit Agreement provided it provides prior written notice of such assignment to State Street and the Borrower.

16. Counterparts. This Agreement may be executed simultaneously in any number of counterparts each of which when so executed and delivered shall be an original but all of which shall constitute but one and the same document.

17. Governing Law. This Agreement and the rights and obligations of the parties with respect to the Collateral Accounts shall be governed by and construed in accordance with the laws of the State of New York, including applicable provisions of the UCC.

18. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

19. Amendment. This Agreement may not be amended, waived, modified or terminated except by an instrument in writing signed by each of the parties hereto.

20. No Proceedings. Each of the Borrower, the Program Agent and State Street hereby agrees that it will not institute against any of the Lenders any bankruptcy, insolvency or other similar proceeding until there shall have elapsed at least one year plus one day since the last day on which any promissory note or other debt security shall be outstanding.

21. Termination of Agreement; Replacement of Custodian.

The Program Agent may terminate this Agreement at any time upon written notice to State Street. State Street may terminate this Agreement upon sixty (60) days’ prior written notice to each of the other parties hereto. If the Program Agent notifies State Street in writing that the Program Agent’s security interest in the Pledged Collateral has terminated, this Agreement will immediately terminate. The provisions of Sections 5, 6 and 20 shall survive the termination of this Agreement.

22. Borrower’s Shareholders, Trustees, Etc. As provided for in Section 8.1 of the Declaration of Trust, made as of March 15, 2007, as amended on May 17, 2007, and as subsequently amended, of the Borrower (under which the Borrower is organized as a statutory trust under the laws of the State of Delaware), the shareholders, trustees, officers, employees and other agents of the Borrower shall not personally be bound by or liable for the matters set forth herein, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as an instrument under seal by its duly authorized officer as of the date written above.

STATE STREET BANK AND TRUST COMPANY, as Securities Intermediary and as Collateral Agent

By:

Name:	Michael F. Rogers
Title:	Executive Vice President

CITIBANK, N.A., as Program Agent for the Secured Parties

By:
Name:
Title:

INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND,
as Borrower

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as an instrument under seal by its duly authorized officer as of the date written above.

STATE STREET BANK AND TRUST COMPANY, as Securities Intermediary and as Collateral Agent

By:
Name:
Title:

CITIBANK, N.A., as Program Agent for the Secured Parties

By:

Name:	SUSAN M. OLSEN
Title:	Vice President Securitization 388 Greenwich Street, 19th Floor 212-816-0777

INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND, as Borrower

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as an instrument under seal by its duly authorized officer as of the date written above.

STATE STREET BANK AND TRUST COMPANY, as Securities Intermediary and as Collateral Agent

By:
Name:
Title:

CITIBANK, N.A., as Program Agent for the Secured Parties

By:
Name:
Title:

INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND, as Borrower

By:

Name:
Title:

ANNEX A

CITIBANK, N.A.

388 Greenwich Street, 19th Floor

New York, New York 10013

State Street Bank and Trust Company

1200 Crown Colony Drive

Crown Colony Office Park

Quincy, MA 02169

Attention: Matthew Malkasian

NOTICE OF EXCLUSIVE CONTROL

We hereby instruct you pursuant to the terms of that certain Control and Collateral Agency Agreement dated as of August 20, 2010 (as from time to time amended and supplemented, the “Control Agreement”) among the undersigned, you and Invesco Van Kampen Dynamic Credit Opportunities Fund (together with its successors and assigns, the “Borrower”) that (until the undersigned revokes this notice in writing) you (i) shall not follow any instructions or entitlement orders of the Borrower in respect of the Pledged Collateral (as defined in the Control Agreement), and (ii) shall exclusively follow the entitlement orders and instructions of the undersigned in respect of the Pledged Collateral.

Very truly yours,

CITIBANK, N.A. as Program Agent

By:
Authorized Signatory

ANNEX B

AUTHORIZED REPRESENTATIVE CERTIFICATE

(PROGRAM AGENT)

I, the undersigned authorized signatory on behalf of Citibank, N.A. (the “Program Agent”), DO HEREBY CERTIFY that:

1.	This Authorized Representative Certificate is furnished pursuant to Section 3(f) of that certain Control Agreement dated as of August 20, 2010 (as from time to time amended, the “Control Agreement”) among Invesco Van Kampen Dynamic Credit Opportunities Fund, the Program Agent and State Street Bank and Trust Company (the “Securities Intermediary”).

2.	The below-named persons are each hereby designated as a Program Agent Authorized Representative, and each is hereby authorized to execute on behalf of the Program Agent and deliver to the Securities Intermediary written notice, instructions and entitlement orders concerning the Collateral Accounts and the Pledged Collateral, as such terms are defined in the Control Agreement:

Name	Office or Capacity	Signature

WITNESS my hand as of this 20th day of August, 2010.

CITIBANK, N.A.

By:
Name:
Title: